                                                                      Exhibit h.


                          SHAREHOLDERS' SERVICING AND
                            TRANSFER AGENT AGREEMENT

      Agreement is hereby made between Liberty Acorn Trust (the "Trust"), a Massachusetts business trust and Liberty Funds Services, Inc. ("LFS"), a Massachusetts corporation. The Trust may offer an unlimited number of separate investment series ("Funds"), each of which may have multiple classes of shares. "Fund" shall be substituted for "Trust" in the Agreement except when not applicable in context. This agreement is dated as of September 29, 2000.

      WHEREAS, the Trust has appointed LFS as Transfer Agent, Registrar and Dividend Disbursing Agent for each series of the Trust listed in Schedule A, each a registered investment company,

      WHEREAS, LFS desires to accept such appointment and to perform such services upon the terms and subject to the conditions set forth herein; and

      WHEREAS, Liberty Wanger Asset Management ("Liberty WAM") is the investment adviser to the Fund and Liberty Funds Distributor, Inc. is the principal distributor ("Distributor") of its shares.

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

      1. Appointment. The Trust hereby appoints LFS to act as its agent in
         -----------
respect of the purchase, redemption and transfer of Fund shares and dividend disbursing services in connection with such shares. LFS accepts such appointment and will perform the duties and functions described herein in the manner hereinafter set forth.

      LFS agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with the practice of transfer agents of investment companies registered with the Securities and Exchange Commission and in compliance with all laws applicable to mutual fund transfer agents and the Fund.

      LFS agrees that it shall perform usual and ordinary services as transfer agent, registrar and dividend disbursing agent, and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any systematic withdrawal plan) for Fund shares and omnibus accounts holding Fund shares for which other financial institutions, as described in the Fund's Prospectus(es) and Statement(s) of Additional Information from time to time, provide such services for Fund shares held in the omnibus accounts. The services, which are necessary and appropriate for investment companies registered with the Securities and Exchange Commission, except as otherwise specifically excluded herein, include but are not limited to: receiving and processing payments for purchases of Fund shares, opening shareholder accounts, receiving and processing requests for liquidation of Fund shares, transferring and canceling stock certificates, maintaining all shareholder accounts, preparing annual shareholder meetings lists, mailing proxy materials, receiving and tabulating proxies, mailing shareholder reports and prospectuses, account research, shareholder correspondence and telephone services, providing order room services to brokers, withholding taxes on accounts, disbursing income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Forms 1099 for shareholders, preparing and mailing confirmation forms to shareholders for all purchases and liquidations of Fund shares and other confirmable transactions in shareholder accounts, recording reinvestment of dividends and distributions in Fund shares, and causing liquidation of shares and disbursements to be made to withdrawal plan holders.

      2.   Fees and Charges. The Trust will pay LFS for the services provided
           ----------------
hereunder in accordance with and in the manner set forth in Schedule B to this Agreement. Schedule B also sets forth the reimbursement arrangements and treatment of interest earned with respect to balances in the accounts maintained by LFS with the financial institution from time to time selected by the Trust as custodian of the Fund ("Custodian") referred to in paragraphs 8, 11 and 12 hereof.

      3.   Representations and Warranties of LFS.  LFS represents and warrants
           -------------------------------------
to the Trust that:

      (a) It is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts;

      (b) It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

      (c) It is empowered under applicable state and federal laws and by its Articles of Organization and By-Laws to enter into and perform the services contemplated by this Agreement and it is in compliance and shall continue during the term of this Agreement to be in compliance with all such applicable laws;

      (d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

      (e) It has and shall continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

      (f) It has filed a Registration Statement on SEC Form TA-1 and will file timely an amendment to same respecting this Transfer Agent Agreement with the Securities and Exchange Commission; it is duly registered as a transfer agent as provided in Section 17A(c) of the Securities and Exchange Act of 1934, and it will remain so registered and will comply with all state and federal laws and regulations relating to transfer agents throughout the term of this Agreement.

      4.   Representations and Warranties of the Trust.  The Trust represents
           -------------------------------------------
and warrants to LFS that:

     (a) It is a business trust duly organized and existing and in good standing under the laws of the State of Massachusetts;

     (b) The Fund is an open-end management investment company registered under the Investment Company Act of 1940;

     (c) Registration statements under the Securities Act of 1933 are currently effective and will remain effective at all times and all notices have been filed as required under applicable state laws with respect to all shares of the Fund being offered for sale;

     (d) The Trust is empowered under applicable laws and regulations and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement; and

     (e) All requisite proceedings and actions have been taken to authorize it to enter into and perform this Agreement.

     5.    Copies of Documents.  The Trust promptly from time to time will
           -------------------
furnish LFS with copies of the following Trust and Fund documents and all amendments or supplements thereto: the Agreement and Declaration of Trust; the By-Laws; and the Registration Statement under Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, together with any other information reasonably requested by LFS. The Prospectus(es) and Statement(s) of Additional Information contained in such Registration Statement, as from time to time amended and supplemented, are herein collectively referred to as the "Fund's Prospectus."

      On or before the date of effectiveness of this Agreement, or as soon thereafter as is reasonably practicable, and from time to time thereafter, the Trust will furnish LFS with certified copies of the resolutions of the Trustees of the Trust authorizing this Agreement and designating authorized persons to give instructions to LFS; if applicable, a specimen of the certificate for shares of the Fund in the form approved by the Trustees of the Trust, with a certificate of the Secretary of the Trust as to such approval; and certificates as to any change in any officer, director, or authorized person of the Trust.

      6. Share Certificates. Unless and until the Trustees of the Trust resolve
         ------------------
that all of the Trust's shares of beneficial interest, or all of the shares of a particular series or class of such shares, shall be issued in uncertificated form, LFS shall maintain a sufficient supply of blank share certificates representing such shares, in the form approved from time to time by the Trustees of the Trust. Such blank share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the seal or facsimile thereof of the Trust; and notwithstanding the death, resignation or removal of any officer of the Trust authorized to sign such share certificates, LFS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

      7. Lost or Destroyed Certificates. In case of the alleged loss, theft or
         ------------------------------
destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to LFS an affidavit of loss or non-receipt by the holder of shares with respect to which a certificate has been lost, stolen or destroyed, supported by an appropriate bond paid for by the shareholder which is satisfactory to LFS and issued by a surety company satisfactory to LFS. LFS shall place and maintain stop transfer instructions on all lost or stolen certificates as to which it receives notice.

      8. Purchases; Receipt of Funds for Investment. LFS will maintain one or
         ------------------------------------------
more accounts with the Custodian, or other financial institution from time to time selected by the Trust ("Bank"), in the name, or for the benefit, of the Trust, into which it will deposit funds payable to LFS or the Distributor, as agent for, or otherwise identified as being for the account of, the Trust, prior to crediting such funds to the respective accounts of the Trust and the Distributor.

      Thereafter, LFS will determine the amount of any such funds due the Trust (equal to the number of Trust shares sold by the Trust computed pursuant to paragraph 9 hereof, multiplied by the net asset value of Trust shares next determined after receipt of such purchase order) and the amount of funds due the Distributor (equal to the sales charge applicable to such sale, computed pursuant to the Prospectus), respectively, deposit the portion due the Distributor in its account with such bank as may from time to time be designated by the Distributor ("Distributor's Account"), deposit the net amount due the Trust in its account with the Custodian, and notify the Distributor and Custodian, respectively, (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to the dealer participating in the sale, of such deposits, such notification to be given as soon as practicable on each business day stating the total amount deposited to said accounts during the previous business day.

      9. Shareholder Accounts. Upon receipt of any funds referred to in
         --------------------
paragraph 8, LFS will compute the number of shares purchased by the shareholder according to the appropriate offering price of Fund shares determined in accordance with applicable federal laws and regulations and as described in the Prospectus of the Fund, and:

      (a) In the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

      (b) Unless the Trustees of the Trust have resolved that all of the Trust's shares of beneficial interest, or all of the shares of a particular series or class, shall be issued in uncertificated form, and if specifically requested in writing by the shareholder, countersign, issue and mail, by first class mail, to the shareholder at his or her address, a share certificate for full shares purchased;

      (c) Send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share;

      (d) In the case of a request to establish a plan or program being offered by the Fund's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof; and

      (e) Perform such other services and initiate and maintain such other books and records as are customarily undertaken by transfer agents in maintaining shareholder accounts for registered investment company investors;

all subject to requirements set forth in the Fund's Prospectus with respect to rejection of orders.

      For closed accounts, LFS will maintain account records through June of the calendar year following the year in which the account is closed.

      10. Unpaid Checks; Accounts Assigned for Collection.  If any check or
          -----------------------------------------------
other order for payment of money on the account of any shareholder or new investor is returned unpaid for any reason, LFS will:

      (a)  Give prompt notification to the Distributor of such non-payment; and

      (b) Take such other steps, including imposition of a reasonable processing or handling fee, as LFS may, in LFS's discretion, deem appropriate, or as the Trust or the Distributor may instruct LFS, provided that any authorization to pay such order notwithstanding insufficient shareholder account funds, is expressly on the condition that the Trust or Distributor, as the case may be, shall indemnify LFS and payor bank in respect of such payment.

      11.  Dividends and Distributions. The Trust will promptly notify LFS of
           ---------------------------
the declaration of any dividend or distribution with respect to Fund shares, the amount of such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive such dividend or distribution. As dividend disbursing agent, LFS will, on or about the payment date of any such dividend or distribution, notify the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to LFS sufficient funds in the dividend and distribution account maintained by LFS with the Custodian or Bank. As dividend disbursing agent, LFS will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, LFS will make appropriate credits to their accounts and cause to be prepared and mailed to shareholders confirmation statements and, of such additional shares. LFS will maintain all records necessary to reflect the crediting of dividends and distributions which are reinvested in shares of the Fund.

      12.  Redemptions. As agent for the Trust, LFS will receive and process, in
           -----------
accordance with the Fund's Prospectus, share certificates and requests for redemption of shares, as follows:

      (a) If such certificate or request complies with standards for redemption, LFS will notify the Custodian of the actual amount of cash required to pay redemptions, and the Trust hereby instructs the Custodian to make available to LFS sufficient funds in the redemption account maintained by LFS with the Custodian or Bank. LFS will deposit any contingent deferred sales charge ("CDSC") due the Distributor in accordance with the Fund's Prospectus, in the Distributor's Account and pay to the shareholder from funds deposited from time to time in the redemption account maintained by LFS with the Custodian or Bank, the appropriate redemption price as set forth in the Fund's Prospectus;

      (b) If such certificate or request does not comply with the standards for redemption, LFS will promptly notify the shareholder and shall effect the redemption at the price in effect at the time of receipt of documents complying with the standard; and

      (c) LFS shall notify the Trust and the Distributor as soon as practicable on each business day of the total number of Trust shares and funds covered by requests for redemption which were received by LFS in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC.

      13. Transfer and Exchanges. LFS will receive and process transfers of
          ----------------------
shares of the Fund and exchanges between series of the Trust and other investments as, and to the extent, permitted in the Prospectus of the Fund. If shares to be transferred are represented by outstanding certificates, LFS will, upon surrender to it of the certificates in proper form for transfer, credit the same to the transferee on its books. If shares are to be exchanged, LFS will process such exchange in the same manner as a redemption and sale of shares, in accordance with the Fund's Prospectus.

      14.  Systematic Withdrawal Plans. LFS will administer systematic
           ---------------------------
withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and the Fund's Prospectus. Payments upon such withdrawal orders shall be made by LFS from the appropriate account maintained by the Trust with the Custodian or Bank. Prior to the payment date, LFS will withdraw from a shareholder's account and present for redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the Prospectus.

      15.  Letters of Intent and Other Plans. LFS will process such letters of
           ---------------------------------
intent for investing in shares as are provided for in the Prospectus, and LFS will act as escrow agent pursuant to the terms of such letters of intent duly executed by shareholders. LFS will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will currently report the same to the Distributor, it being understood, however, that computations of any adjustment of sales charge shall be the responsibility of the Distributor or the Trust. LFS will process such accumulation plans, group programs and other plans or programs for investing in shares as are provided for the Prospectus.

      16.  Tax Returns and Reports. LFS will prepare and file tax returns and
           -----------------------
reports with the Internal Revenue Service and any other federal, state or local governmental agency which may require such filings, including state abandoned property laws, and conduct appropriate communications relating thereto, and, if required, mail to shareholders such forms for reporting dividends and distributions paid by the Fund as are required by applicable laws, rules and regulations, and LFS will withhold such sums as are required to be withheld under applicable Federal and state income tax laws, rules and regulations. LFS will also make reasonable attempt to obtain such tax withholding information from shareholders as is required to be obtained on behalf of the Trust under applicable federal or state laws.

      17.  Record Keeping. LFS will maintain records, which at all times will be
           --------------
the property of the Trust and available for inspection by the Trust and Distributor, showing for each shareholder's account the following information:

      (a) Name, address, and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number is not provided);

      (b) Number of shares held for which certificates have not been issued and for which certificates have been issued;

      (c) Historical information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for transactions on a shareholder's account;

      (d)  Any stop or restraining order placed against a shareholder's account;

      (e) Information with respect to withholdings of taxes as required under applicable Federal and state laws and regulations;

      (f) Any capital gain or dividend reinvestment order and plan application relating to the current maintenance of a shareholder's account; and

      (g) Any instructions as to letters of intent, record addresses and any correspondence or instructions relating to the current maintenance of a shareholder's account.

      LFS shall maintain at its expense those records necessary to carry out its duties under this Agreement; remaining records will be preserved at the Trust's expense for the periods prescribed by law. In addition, LFS shall maintain at its expense for periods prescribed by law all records which the Fund or LFS is required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation Rule 31(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder.

      At the end of the period in which records must be retained by law, such records and documents will either be provided to the Trust or destroyed in accordance with prior written authorization from the Trust.

      18.  Retirement Plan Services. LFS shall provide sub-accounting services
           ------------------------
for retirement plan shareholders representing group relationships with special recordkeeping needs.

      19.  Other Information Furnished. LFS will furnish to the Trust and the
           ---------------------------
Distributor such other information, including shareholder lists and statistical information, as may be agreed upon from time to time between LFS, the Distributor or the Trust. LFS shall notify the Trust of any request or demand to inspect the share records of the Fund, and will not permit or refuse such inspection until receipt of written instructions from the Trust as to such permission or refusal unless required by law.

      LFS shall provide to the Trust any results of studies and evaluations of systems of internal accounting controls performed for the purpose of meeting the requirements of Regulation 240.17Ad-13(a) of the Securities Exchange Act of 1934.

      20.  Shareholder Inquiries. LFS will respond promptly to written
           ---------------------
correspondence from shareholders, registered representatives of broker-dealers engaged in selling Trust shares, the Trust and the Distributor relating to its duties hereunder. LFS also will respond to telephone inquiries from shareholders with respect to existing accounts.

      21. Communications to Shareholders and Meetings. LFS will determine all
          -------------------------------------------
shareholders entitled to receive, and will cause to be addressed and mailed, all communications by the Fund to its shareholders, including quarterly and annual statements or reports, tender offer materials, proxy material for meetings, and periodic communications. LFS will cause to be received, examined and tabulated return proxy cards for meetings of shareholders and certify the vote to the Trust.

      22. Insurance. LFS will not reduce or allow to lapse any of its insurance
          ---------
coverage from time to time in effect, including but not limited to, errors and omissions, fidelity bond and electronic data processing coverage, without the prior written consent of the Trust. Attached as Schedule C to this Agreement is a list of the insurance coverage which LFS has in effect as of the date of execution of this Agreement.

      24. Duty of Care and Indemnification. LFS will at all times use
          --------------------------------
reasonable care, due diligence and act in good faith in performing its duties hereunder. LFS will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

      LFS may rely on certifications of those individuals designated as authorized persons to give instructions to LFS as to proceedings or facts in connection with any action taken by the shareholders of the Fund or Trustees of the Trust, and upon instructions not inconsistent with this Agreement from individuals who have been so authorized. Upon receiving authorization from an individual designated as an authorized person to give instructions to LFS, LFS may apply to counsel for the Trust, or counsel for Liberty WAM, at the Fund's expense, for advice. With respect to any action reasonably taken on the basis of such certifications or instructions or in accordance with the advice of counsel of the Trust, or counsel for Liberty WAM, the Trust will indemnify and hold harmless LFS from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses).

      The Trust will indemnify LFS against and hold LFS harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect of any claim, demand, action or suit not resulting from LFS's bad faith, negligence, lack of due diligence or willful misconduct and arising out of, or in connection with its duties under this Agreement.

      LFS shall indemnify the Trust against and hold the Trust harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) in respect to any claim, demand, action or suit resulting from LFS's bad faith, negligence, lack of due diligence or willful misconduct, and arising out of, or in connection with, its duties under this Agreement. For purposes of this Transfer Agent

Agreement, "lack of due diligence" shall mean the processing by LFS of a Fund share transaction in accordance with a practice that is not substantially in compliance with (1) a transaction processing practice approved by the Trust's Trustees, (2) insurance coverages, or (3) generally accepted industry practices of mutual fund transfer agents.

      LFS shall also be indemnified and held harmless by the Trust against any loss, claim, damage, liability and expenses (including reasonable counsel fees and expenses) by reason of any act done by it in good faith with due diligence and in reasonable reliance upon any instrument or certificate for shares reasonably believed by it (a) to be genuine and (b) to be signed, countersigned or executed by any person or persons authorized to sign, countersign, or execute such instrument or certificate.

      In addition, the Trust will indemnify and hold LFS harmless against any loss, claim, damage, liability and expense (including reasonable counsel fees and expenses) in respect of any claim, demand, action or suit as a result of the negligence of the Fund, the Trust or Liberty WAM as a result of LFS's acting upon any instructions reasonably believed by LFS to have been executed or orally communicated by a duly authorized officer or employee of the Fund, Trust or Liberty WAM as a result of acting in reliance upon written or oral advice reasonably believed by LFS to have been given by counsel for the Fund, Trust or Liberty WAM.

      In any case in which a party to this Agreement may be asked to indemnify or hold harmless the other party hereto, the party seeking indemnification shall advise the other party of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and each party shall use reasonable care to identify and notify the other promptly concerning any situation which presents or appears likely to present a claim for indemnification. Prior to admitting to or agreeing to settle any claim subject to this Section, each party shall give the other reasonable opportunity to defend against said claim in either party's name.

      25. Termination and Amendment. This Agreement shall continue in effect
          -------------------------
until September 30, 2002, and will automatically be renewed for successive one year terms thereafter, effective as of the expiration of the then current term, unless terminated by not less than one hundred eighty (180) days written notice prior to any renewal date. Upon termination hereof, the Trust shall pay LFS such compensation as may be due to LFS as of the date of such termination for services rendered and expenses incurred, as described in Schedule B. This Agreement may be modified or amended from time to time by mutual agreement between the Trust and LFS.

      26. Successors. In the event that in connection with termination of this
          ----------
Agreement a successor to any of LFS's duties or responsibilities hereunder is designated by the Trust by written notice to LFS, LFS shall promptly, at the expense of the Trust, transfer to such successor, a certificate list of the shareholders of the Fund (with name, address and taxpayer identification or Social Security number), a historical record of the account of each shareholder and the status thereof, all other relevant books, records, correspondence and other data established or maintained by LFS under this Agreement in machine readable form and will cooperate in the transfer of such duties and responsibilities, and in the establishment of books, records and other data by such successor. LFS shall be entitled to reimbursement of its reasonable out- of-pocket expenses in respect of assistance provided in accordance with the preceding sentence.

      27. Miscellaneous. This Agreement shall be construed in accordance with
          -------------
and governed by the laws of The Commonwealth of Massachusetts.

      28. Liability. It is understood and expressly stipulated that neither the
          ----------
shareholders of the Funds which are series of the Trust nor the members of the Board of the Trust shall be personally liable hereunder. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the members of the Board of the Trust, nor of the shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound. A copy of the Declaration of Trust and of each amendment thereto has been filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Clerk of the City of Boston, as well as any other governmental office where such filing may from time to time be required.

      The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      LFS shall keep confidential all records and information provided to LFS by the Trust, and prior, present or prospective shareholders of the Fund, except to the extent disclosures are required by this Agreement, by the Fund's registration statement, or by a reasonable request or a valid subpoena or warrant issued by a court, state or federal agency or other governmental authority.

      Neither LFS nor the Trust may use each other's name in any written material without written consent of such other party, provided, however, that such consent shall not unreasonably be withheld. LFS and the Trust hereby consent to all uses of their respective names which refer in accurate terms to appointment and duties under this Agreement or which are required by any governmental or regulatory authority including required filings. The Trust, the Fund and Liberty WAM consent to use of their respective names and logos by LFS for shareholder correspondence and statements.

      This Agreement shall be binding upon and shall inure to the benefit of the Trust and LFS and their respective successors and assigns. Neither the Trust nor LFS shall assign this Agreement nor its rights and obligations under this Agreement without the express written consent of the other party.

      This Agreement may be amended only in writing by mutual agreement of the parties.

      Any notice and other instrument in writing authorized or required by this Agreement be given to the Trust or LFS shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

      The Trust and the Funds:

               Liberty Acorn Trust
               227 West Monroe Street, Suite 3000
               Chicago, Illinois 60606-5016
               Attn:  Secretary

      LFS:

               Liberty Funds Service, Inc.
               One Financial Center
               Boston, Massachusetts  02111
               Attn: Mary McKenzie

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.


                                LIBERTY ACORN TRUST


                                By: /s/ Bruce H. Lauer
                                    ------------------------------------------
                                    Name:  Bruce H. Lauer
                                    Title: Vice President and Treasurer

                                LIBERTY FUNDS SERVICES, INC.

                                By: /s/ Mary D. McKenzie
                                    ------------------------------------------
                                    Name:  Mary D. McKenzie
                                    Title: President

                                   Schedule A

The Trust consists of the following series:

Liberty Acorn Fund
Liberty Acorn International
Liberty Acorn USA
Liberty Acorn Twenty
Liberty Acorn Foreign Forty

                                   Schedule B

      Terms used in the Schedule and not defined herein shall have the meaning specified in the SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT, as amended from time to time (the "Agreement"). Payments under the Agreement to LFS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Schedule B shall be effective as of the date of the Agreement.

I.    Class A, Class B and Class C Shares
      -----------------------------------

      Class A, Class B and Class C shares of each Fund that is a series of the Trust shall pay LFS for the services to be provided by LFS under the Agreement an amount equal to the sum of the following:

      1.   The Class's Share of LFS Compensation; PLUS
      2. A transaction fee of $1.18 per Transaction occurring in the Class Accounts during any month; PLUS
      3.   An account fee for Open Accounts of $4.00 per annum; PLUS
      4.   An account fee for Closed Accounts of $1.50 per annum; PLUS
      5.   The Class's Allocated Share of LFS Reimbursable Out-of-Pocket
           Expenses.

II.   Class Z Shares
      --------------

      Class Z shares of each Fund that is a series of the Trust shall pay LFS for the services to be provided by LFS under the Agreement an amount equal to the sum of the following:

      1.   Annual Maintenance Charges - Fees are billable on a monthly basis at
           --------------------------
           the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. There is a minimum monthly charge of $1500.00 per month.

           a. Annual Open Account Fee        $14.00 per account for account base
                                             greater than 110,000

                                             $16.00 per account for account base
                                             equal to or less than 110,000

           b. Annual Closed Account Fee*     $1.20

           c. New Account Set up*            $4.50

           d. Manual Transactions*           $1.75

           e. Telephone Calls*               $1.50

           f. Audio Response                 $.15/Call

           *Charged per month based on volumes

      2.   The Class's Allocated Share of LFS Reimbursable Out-of-Pocket
           -------------------------------------------------------------
           Expenses.
           --------

III.  All Classes
      -----------

      In addition, LFS shall be entitled to retain as additional compensation for its services all LFS revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due LFS from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

      All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

IV.   Definitions
      -----------

      "Allocated Share" for any month means that percentage of LFS Reimbursable
       ---------------
      Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

      "Closed Account" is any account on the books of LFS representing record
       --------------
      ownership of shares of a Fund which as of the first day of any calendar month has a share balance of zero and does not meet account purge criteria. The Closed Account fee shall be payable on a monthly basis, in an amount equal to 1/12 the per annum charge.

      "LFS Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses
       ---------------------------------------
      incurred on behalf of the Fund by LFS for stationery, forms, postage and similar items; confirmation statements; investor processing; audio response; telephone; microfilm; microfiche and other expenses incurred at the specific direction of the Fund; (ii) networking account fees paid to dealer firms by LFS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and
      (iii) fees paid by LFS or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

      "Distributor Fees" means the amount due LFS pursuant to any agreement with
       ----------------
      the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

      "Fund" means each of the open-end investment companies advised or
       ----
      administered by Liberty WAM that are series of the Trusts which are parties to the Agreement.

      "Fund Accounts" means all Open Accounts and all Closed Accounts.
       -------------

      "Fund's Share of LFS Compensation" for any month means 1/12 of an amount
       --------------------------------
      equal to 0.07 percent of the average daily closing value of the total net assets of each Fund for such month.

      "Open Accounts" is any account on the books of LFS representing record
       -------------
      ownership of shares of a Fund which as of the first day of any calendar month has a share balance greater than zero. The Open Account fee shall be payable on a monthly basis, in an amount equal to 1/12 the per annum change.

      "Transaction": means any activity that has occurred relating to any Fund
       -----------
      Account, including all debits and credits to account balances as well as maintenance and service activities performed with respect to such Fund Account in any month.

Agreed:

THE TRUST ON BEHALF OF EACH FUND DESIGNATED
      IN SCHEDULE A FROM TIME TO TIME


By: /s/ Bruce H. Lauer
   --------------------------------------------------
    Bruce H. Lauer, Vice President and Treasurer

LIBERTY FUNDS SERVICES, INC.


By: /s/ Mary D. McKenzie
   --------------------------------------------------
    Mary D. McKenzie, President

                                   EXHIBIT 1
                                   ---------

                         METHODOLOGY OF ALLOCATING LFS

                      REIMBURSABLE OUT-OF-POCKET EXPENSES


1. LFS Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

     A.   Identifiable              Based on actual services performed and
                                    invoiced to a Fund.

     B.   Unidentifiable            Allocation will be based on three evenly
                                    weighted factors.

                                    -  number of shareholder accounts

                                    -  number of transactions

                                    -  average assets